                                                                    EXHIBIT 4.41


LOAN AGREEMENT


between :


DURBAN ROODEPOORT DEEP, LIMITED


and


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                   Sandton, 2146
                                                       Telephone: (011) 881-9800
                                                             Fax: (011) 883-4505

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                                     Page 2

                                TABLE OF CONTENTS

1.   DEFINITIONS...............................................................3
2.   CONDITION PRECEDENT.......................................................5
3.   THE LOAN..................................................................6
4.   UNDERTAKINGS BY THE BORROWER..............................................6
5.   EVENTS OF DEFAULT.........................................................7
6.   CESSION AND DELEGATION BY THE LENDER.....................................10
7.   CESSION AND DELEGATION BY THE BORROWER...................................10
8.   NOTICES..................................................................11
9.   ARBITRATION..............................................................12
10.  GENERAL..................................................................13

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                                     Page 3

WHEREAS:

A. The Lender is desirous of lending to the Borrower, and the Borrower is desirous of borrowing from the Lender, a Loan of R5 276 550 (five million, two hundred and seventy six thousand and five hundred and fifty
        Rand) upon the terms and subject to the conditions of this Agreement.

B. The Lender and the Borrower wish to record the terms and conditions of the Loan in this Agreement.

THE PARTIES ACCORDINGLY RECORD THAT :

1.      DEFINITIONS

        For the purposes of this Agreement, and the preamble, unless the context indicates otherwise, the words and expressions set out below shall have the meanings assigned to them, namely:

1.1     "this Agreement"        means this loan agreement;

1.2     "Business Day"          means any day other than a Saturday, Sunday or
                                statutory holiday in South Africa;

1.3     "Borrower"              means Khumo Bathong Holdings (Proprietary)
                                Limited, a company registered in accordance with the laws of South Africa under Registration
                                Number 1998/007546/07;

1.4     "CGR"                   means Crown Gold Recoveries (Proprietary)
                                Limited, a company registered in accordance with the laws of South Africa under Registration
                                Number 1998/005115/07;

1.5     "CCGR"                  means Crown Consolidated Gold Recoveries
                                Limited, a company registered in accordance with the laws of

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                                     Page 4

                                South Africa under Registration Number
                                1997/007865/06;

1.6     "Effective Date"        means the date and time on which this Agreement
                                becomes unconditional in terms of clause 2 ;

1.7     "Event of Default"      means any one of the events specified in clause
                                5;

1.8     "IDC"                   means The Industrial Development Corporation of
                                South Africa Limited, a company registered in accordance with the laws of South Africa under Registration Number 1940/014201/06;

1.9     "Indebtedness"          means in relation to the Borrower, its
                                obligation, whether present or future, actual or contingent for the payment or repayment of money
                                (whether in respect of interest, principal or otherwise) incurred in respect of monies borrowed by the Borrower under this Agreement;

1.10    "KBH Shares"            means 3 (three) ordinary shares of R1 (one Rand)
                                each in the issued share capital of CGR to be sold by CCGR to KBH in terms of the Share
                                Purchase Agreement;

1.11    "KBH Claim"             means 3% (three per cent) of the shareholder
                                loans granted by CCGR to CGR, which CCGR is ceding to KBH in terms of the Share Purchase
                                Agreement;

1.12    "Loan"                  means the amount of R5 276 550 (five million two
                                hundred and seventy six thousand and five hundred and fifty Rand) which the Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, according to the terms and conditions of this Agreement;

1.13    "the Lender"            means Durban Roodepoort Deep, Limited, a company
                                registered in accordance with the laws of South
                                Africa

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                                     Page 5

                                under Registration Number 1895/000926/06;

1.14    "Parties"               means the Borrower and the Lender and "Party"
                                means either one of them;

1.15    "Prime Rate"            shall mean the publicly quoted basic rate of
                                interest generally levied by The Standard Bank of South Africa Limited from time to time in South Africa on overdraft to its first class corporate borrowers, calculated on a 365 (three hundred and sixty five) day factor, irrespective of whether or not the year is a leap year, it being recorded that a certificate signed by any manager of The Standard Bank of South Africa
                                Limited (whose appointment shall not be
                                necessary to prove) shall constitute prima facie proof of the ruling prime rate at the relevant time in the event of there being a dispute in relation thereto;

1.16    "Share Purchase         means the share purchase agreement to be entered
        Agreement"              into simultaneously with the signing of this
                                Agreement amongst CCGR, the IDC, the Borrower and the Lender; and

1.17    "South Africa"          means the Republic of South Africa as
                                constituted from time to time.

2.      CONDITION PRECEDENT

        This Agreement is conditional upon the Share Purchase Agreement being completed in accordance with the provisions of clause 5 of the Share Purchase Agreement, failing which this Agreement will not take effect and the Parties shall have no claim against each other of any nature whatsoever arising from the provisions of this Agreement.

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                                     Page 6

3.      THE LOAN

3.1 The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender, with effect from the Effective Date, the Loan on the following terms:

3.1.1 the Loan shall be secured by means of a pledge of 48 928 824 (forty eight million nine hundred and twenty eight thousand eight hundred and twenty four) shares in East Rand Proprietary Mines Limited in accordance with the pledge agreement, a copy of which is attached to this Agreement as Annexure "A";

3.1.2 the Loan shall bear interest at the Prime Rate plus 3% (three per cent), which interest will be payable annually in arrear on teach anniversary of the Effective Date; and

3.1.3 the Loan will be repayable on demand but not later than 5 (five) years from the Effective Date.

3.2 The Borrower shall use the Loan solely and exclusively for the acquisition of the KBH Shares and the KBH Claim.

4.      UNDERTAKINGS BY THE BORROWER

4.1 The Borrower undertakes to the Lender that until the Loan has been repaid in full by the Borrower to the Lender:

4.1.1 the Borrower shall (immediately upon it becoming aware of such occurrence) notify the Lender of the occurrence of any Event of Default and of any other event which, with the giving of notice or lapse of time or both, might constitute an Event of Default and at the same time inform the Lender of any action taken or proposed to be taken in connection with that Event of Default;

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                                     Page 7

4.1.2 the Borrower will continue its business, being the conduct of mining operations;

4.1.3 the Borrower shall maintain in full force and effect all authorisations, approvals, licences, registrations, consent or declarations from all legislative bodies of government, ministries, agencies or other authorities required by the laws of South Africa or otherwise appropriate in order for the Borrower-

4.1.3.1 to incur the obligations expressed to be assumed by it in or pursuant to this Agreement;

4.1.3.2 to execute and deliver all other documents and instruments to be delivered by it pursuant to this Agreement;

4.1.3.3 to perform and observe the terms and provisions of this Agreement;

4.1.3.4 to make all payments expressed to be required under this Agreement; and

4.1.3.5 to render this Agreement legal, valid, binding, enforceable and admissible in evidence.

4.2 The Borrower shall promptly furnish the Lender with such evidence of authority, authenticated specimen signatures and other documents and information as the Lender may reasonably request, on the request of the Lender, and perform all such other acts as may be necessary to carry out the intent of this Agreement.

5.      EVENTS OF DEFAULT

5.1             If:

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                                     Page 8

5.1.1 the Borrower shall for any reason fail duly and promptly to perform or observe any of the other obligations or undertakings expressed to be binding on or undertaken in or pursuant to this Agreement; or

5.1.2 a moratorium is declared on the discharge of Indebtedness of the Borrower or the Borrower is unable to pay its debts generally as they become due and payable or stops or threatens to stop or suspends payment of Indebtedness expressed to be payable by it in or pursuant to this Agreement or of its debts generally or otherwise becomes insolvent or shall convene a meeting for the purposes of making, or shall propose or enter into, any arrangement or composition for the benefit of any one or more of its creditors or shall commence negotiations with any one or more of its creditors with a view to a readjustment or rescheduling of its Indebtedness or with a view to the avoidance of circumstances in which it would or might be obliged to declare a moratorium on the discharge of its Indebtedness; or

5.1.3 any person becomes entitled to take possession of or realise or otherwise apply any of the assets of the Borrower or to cause such assets to be realised in satisfaction of any obligation of the Borrower to such person and such event would or might, either directly or indirectly, materially affect the Borrower's ability to perform any of the obligations expressed to be assumed by it in or pursuant to this Agreement; or

5.1.4 if any action or proceeding of or before any judicial, administrative, governmental or other authority or arbitrator commences (and is not stayed or discharged within 15 (fifteen) calendar days thereafter) to enjoin or restrain the performance or observance by the Borrower of the terms of this Agreement or in any manner to question the right and power of the Borrower to enter into, exercise its rights under and perform and observe the terms of this Agreement or the legality, validity, enforceability, binding nature or admissibility in evidence of this Agreement; or

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                                     Page 9

5.1.5 if it becomes or proves to be unlawful or impossible for the Borrower duly and promptly to perform or observe any of the obligations or undertakings expressed to be binding on or undertaken by it in or pursuant to this Agreement; or

5.1.6 if the Borrower uses the Loan for any purpose other than the purpose set out in clause 3.2; or

5.1.7 if the Share Purchase Agreement is rescinded in accordance with its terms; or

5.1.8 if the Borrower, upon the IDC ceasing to be a shareholder in CGR, ceases to be the majority shareholder in CGR;

        then and in any case the Borrower shall forthwith notify the Lender of the occurrence of such event which (regardless of whether such notice shall have been given) shall constitute an Event of Default.

5.2 Upon the occurrence of any Event of Default, and at any time thereafter whilst it is continuing, the Lender may cancel this Agreement by written notice to the Borrower.

5.3 If the Lender cancels the Agreement in terms of clause 5.2 above:

5.3.1 all the Borrower's indebtedness under this Agreement shall immediately becomes due and payable without demand, presentment, protest or other notice or formality of any kind, all of which are expressly waived by the Borrower;

5.3.2 the remedies set out in this clause 5.3 shall not be construed to be exhaustive of any other remedies available to the Lender.

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                                     Page 10

6.      CESSION AND DELEGATION BY THE LENDER

6.1 The Lender may at any time and from time to time cede all or any part of its rights and benefits and delegate all or any part of its obligations under this Agreement to another person (an "Assignee").

6.2 For this purpose the Lender may disclose to a potential or actual Assignee such credit and other information relating to the Borrower and its financial condition as the Borrower shall have made available to the Lender or as shall be known to the Lender otherwise howsoever.

6.3 If the Lender cedes any part of its rights and benefits and delegates any part of its obligations under this Agreement then all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and its Assignee to the extent of their respective participations in the Loan.

6.4 The expression "Lender" wherever used in this Agreement shall include every Assignee of the Lender and every successor in title of any such Assignee or of the Lender.

7.      CESSION AND DELEGATION BY THE BORROWER

        The rights and obligations of the Borrower under this Agreement are personal to the Borrower and accordingly the Borrower shall not cede any of its rights or benefits or delegate any of its obligations under this Agreement either in whole or in part.

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                                     Page 11

8.      NOTICES

8.1 Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it and may be served by sending it by fax, delivering it by hand or sending it by registered mail with acknowledgement of receipt to the address and for the attention of the relevant Party set out in clause 8.2 (or as otherwise duly notified from time to time). Any notice so served by hand, fax or post shall be deemed to have been received:

8.1.1                   in the case of delivery by hand or mail, when delivered;

8.1.2 in the case of fax, 12 (twelve) hours after the time of dispatch,

                provided that, where (in the case of delivery by hand or by fax), such delivery or transmission occurs after 18h00 on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 09h00 on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

8.2 The Parties choose for the purposes of this Agreement the following addresses:

8.2.1                   The Lender:       45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No: 011 482 1022

8.2.2                   The Borrower:     ERPM
                                          Main Office
                                          Cnr Main Reef and Pretoria Road
                                          Boksburg

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                                     Page 12

                                          Attn:  Dr P Ncholo
                                          Fax No:  011 917 2542

8.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

8.4 All notices or formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

9.      ARBITRATION

9.1 Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any Party may demand arbitration by notice in writing to the other Party. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

9.2 There shall be 1 (one) arbitrator who shall be, where the question in issue is:

9.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

9.2.2                   primarily a legal matter, a practising Senior Counsel;
                        or

9.2.3 primarily a technical matter, a suitably qualified person.

9.3 The appointment of the arbitrator shall be agreed upon between the Parties in writing but, failing agreement between them, within a period of 14 (fourteen)

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                                     Page 13

                days after the arbitration has been demanded in terms of clause 9.1, any Party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment, who shall, in making his appointment, to have regard to the nature of the dispute.

9.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

9.5 The decision of the arbitrator shall be final and binding on the Parties and may be made an order of any court of competent jurisdiction. The Parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.

10.     GENERAL

10.1            COMMUNICATIONS BETWEEN THE PARTIES

                All notices and demands given by or on behalf of either Party to the other shall be in English or accompanied by a certified translation into English.

10.2            REMEDIES

                No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

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                                     Page 14

10.3            SEVERANCE

                If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

10.4            SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

                Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

10.5            COSTS

                Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Agreement.

10.6            ENTIRE AGREEMENT

                This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Agreement or any agreement to cancel or terminate it shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties.

10.7            NO PARTNERSHIP

                Nothing in this Agreement shall be deemed to constitute a partnership between the Parties (or any of them) or constitute any Party the agent of any other Party for any purpose.

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                                     Page 15

10.8            FURTHER ASSURANCE

                Each Party shall co-operate with the other Party and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm the rights and the intended purpose of this Agreement.

10.9            COUNTERPARTS

                This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

10.10           SUCCESSORS BOUND

                This Agreement shall be binding on and shall inure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the Parties.

10.11           GOOD FAITH

                Each of the Parties undertakes with each of the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

10.12           ASSIGNMENT

                The Lender shall be entitled to assign all of its rights and obligations under this Agreement without the consent of the Borrower and the Borrower shall not be entitled to delegate any of its obligations under this Agreement.

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                                     Page 16

SIGNED at Johannesburg          on                      12 June 2002.

                                        For: DURBAN ROODEPOORT DEEP,
                                             LIMITED

                                        /s/ Mark Wellesley-Wood
                                        ----------------------------------------
                                        Signatory: Mark Wellesley-Wood
                                        Capacity:  Director
                                        Authority: Resolution


SIGNED at                       on                             2002.

                                        For:  KHUMO BATHONG HOLDINGS
                                              (PROPRIETARY) LIMITED

                                        /s/ M.P. Ncholo
                                        ----------------------------------------
                                        Signatory: M.P. Ncholo
                                        Capacity:  CEO
                                        Authority: Resolution

                                                ANNEXURE A TO THE LOAN AGREEMENT

PLEDGE AGREEMENT


between :


DURBAN ROODEPOORT DEEP, LIMITED


and


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                   Sandton, 2146
                                                       Telephone: (011) 881-9800
                                                             Fax: (011) 883-4505

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                                     Page 2

                                TABLE OF CONTENTS

1.  DEFINITIONS................................................................3
2.  CONDITION PRECEDENT........................................................5
3.  PLEDGE.....................................................................5
4.  DURATION OF PLEDGE.........................................................6
5.  DELIVERY OF SHARE CERTIFICATES.............................................6
6.  PRIOR PLEDGES..............................................................6
7.  EVENT OF DEFAULT...........................................................6
8.  POWER OF ATTORNEY..........................................................8
9.  CERTIFICATE OF INDEBTEDNESS................................................8
10. NOTICES....................................................................9
11. GENERAL...................................................................10

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                                     Page 3

WHEREAS:

A. DRD and KBH have entered into the Loan Agreement in terms of which DRD agreed to lend to KBH, and KBH agreed to borrow from DRD, an amount of R5 276 550 (five million two hundred and seventy thousand and five hundred and fifty Rand).

B. One of the requirements of the Loan Agreement is that KBH must pledge 48 928 824 (forty eight million nine hundred and twenty eight thousand eight hundred and twenty four) ordinary shares of R1 (one Rand) each in the issued share capital of ERPM to DRD, as security for the Loan.

C.      This Agreement is intended to record the terms of that pledge.

THE PARTIES ACCORDINGLY RECORD THAT:

1.      DEFINITIONS

        For the purposes of this Agreement, and the preamble, unless the context indicates otherwise, the words and expressions set out below shall have the meanings assigned to them, namely:

1.1                     "this Agreement"     means this pledge agreement;

1.2                     "Business Day"       means any day other than a
                                             Saturday, Sunday or statutory
                                             holiday in South Africa;

1.3                     "KBH"                means Khumo Bathong Holdings
                                             (Proprietary) Limited, a company
                                             registered in accordance with the
                                             laws of South Africa under
                                             Registration Number 1998/007456/06;

1.4                     "DRD"                means Durban Roodepoort Deep,
                                             Limited, a company registered in
                                             accordance with the laws of South
                                             Africa under Registration Number
                                             1895/000926/06;

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                                     Page 4

1.5                     "Effective Date"     means the date and time on which
                                             this Agreement becomes
                                             unconditional in terms of clause 2;

1.6                     "ERPM"               East Rand Proprietary Mines
                                             Limited, a company registered in
                                             accordance with the laws of the
                                             South Africa under Registration
                                             Number 1893/000773/06;

1.7                     "Event of Default"   means any one of the events
                                             specified in clause 7;

1.8                     "Loan"               means the amount of R5 276 550
                                             (five million two hundred and
                                             seventy six thousand and five
                                             hundred and fifty Rand) which KBH
                                             agreed to borrow from DRD, and DRD
                                             agreed to lend to KBH, in terms of
                                             the Loan Agreement;

1.9                     "Loan Agreement"     means the Loan Agreement in terms
                                             of which DRD agreed to lend to KBH,
                                             and KBH agreed to borrow from DRD
                                             and to which this Agreement is
                                             attached as Annexure A;

1.10                    "DRD"                means Durban Roodepoort Deep,
                                             Limited, a company registered in
                                             accordance with the laws of South
                                             Africa under Registration Number
                                             1895/000926/06;

1.11                    "Parties"            means the DRD and KBH and "Party"
                                             means either one of them;

1.12                    "Pledged Shares"     means 48 928 824 (forty eight
                                             million nine hundred and twenty
                                             eight thousand eight

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                                     Page 5

                                             hundred and twenty four) ordinary
                                             shares of R1 (one Rand) each in the
                                             issued share capital of ERPM;

1.13                    "South Africa"       means the Republic of South Africa
                                             as constituted from time to time;
                                             and

1.14                    "Signature Date"     means the last date on which this
                                             Agreement is signed by the Parties.

2.      CONDITION PRECEDENT

        The whole of this Agreement (except for this clause 2 and clauses 1, 10, ERROR! REFERENCE SOURCE NOT FOUND. and 11) shall be subject to the condition precedent that the Loan Agreement is duly entered into by the Parties and that the condition precedent to which it is subject is fulfilled, failing which this Agreement will not take effect and the Parties shall have no claim against each other of any nature whatsoever arising from the provisions of this Agreement.

3.      PLEDGE

3.1 KBH agrees to pledge all of the Pledged Shares to DRD, which accepts such pledge, upon and subject to the terms and conditions of this Agreement, as security for all of the obligations of KBH under the Loan Agreement.

3.2 In order to perfect the pledge of the Pledged Shares, KBH hereby, and with effect from the Effective Date, cedes to DRD, which accepts such cession, all of the Pledged Shares together with all its rights in and under those shares.

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                                     Page 6

4.      DURATION OF PLEDGE

        The pledge of the Pledged Shares referred to in clause 3 shall take effect on the Effective Date and shall remain in force as a continuing covering security until all of KBH's obligations under the Loan Agreement have been fulfilled.

5.      DELIVERY OF SHARE CERTIFICATES

5.1 KBH shall, upon the Effective Date deliver to DRD the share certificates for the Pledged Shares and do everything else which may be required of it in order further to perfect this Agreement in so far as may be necessary.

5.2 KBH and DRD shall ensure that the share certificates delivered in terms of clause 5.1 are endorsed to the effect that the Pledged Shares have been pledged and ceded to DRD, and KBH shall procure that the register of members of ERPM also contains a reference to that fact.

6.      PRIOR PLEDGES

        KBH hereby warrants that it has not pledged or ceded any of the Pledged Shares or any rights in and to any of the Pledged Shares to any other person and that the Pledged Shares and all rights in and to them are free of any encumbrance and are capable of being pledged and ceded by KBH without restriction. If it so transpires that KBH has so pledged or ceded the Pledged Shares or any rights in and to them then, without prejudice to any rights which DRD may have as a result of the breach of this warranty, this Agreement shall constitute a cession of all of KBH's rights against any such prior pledgee or cessionary.

7.      EVENT OF DEFAULT

7.1 For the purposes of this Agreement, each of the following events shall be regarded as an Event of Default by KBH:

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7.1.1                   if KBH commits a breach of any of its obligations under
                        the Loan Agreement or any of the terms of this Agreement and fails to remedy the breach within 14 (fourteen) days of receiving written notice to do so; or

7.1.2 if any provisional or final order is made or an effective resolution is passed for the winding up of KBH; or

7.1.3 if any provisional or final order is made for the judicial management of KBH; or

7.1.4 if KBH enters into any scheme of arrangement or compromise with its creditors or any class of them.

7.2 Should any Event of Default occur, DRD shall be entitled, without an order of court, and is irrevocably authorised in rem suam:

7.2.1 to claim immediate payment of all monies owed under by KBH the Loan Agreement whether or not they are then due;

7.2.2 to exercise in such manner as DRD deems fit all of DRD's rights in respect of the Pledged Shares, including but not limited to, all voting rights attaching to the Pledged Shares and the right to requisition any meeting of ERPM for any purpose whatsoever;

7.2.3 for the purposes of exercising the rights referred to in clause 7.2.2, to have the Pledged Shares registered in DRD's name or in the name of DRD's nominee(s) in ERPM's register of members;

7.2.4 to sell the whole or any part of the Pledged Shares to such person in such manner and on such terms and conditions as DRD deems fit or purchase the Pledged Shares itself, but always at a fair price, and to have the Pledged Shares transferred to any such person or to it itself pursuant to any such purchase;

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                                     Page 8

7.2.5 for the purposes of any sale in terms of clause 7.2.4, to institute any legal proceedings which DRD may deem necessary and give effective receipts for the discharge of the purchase price of any of the Pledged Shares so sold by DRD, provided that after the payment of all costs and expenses in connection with any such sale or legal proceedings and all amounts secured by this Agreement, any balance of the proceeds of any such sale shall be paid to KBH;

7.2.6 to sign in KBH's name and on KBH's behalf all transfer forms and other documents which may be required to give effect to the transfer of the Pledged Shares or any part of them in terms of any sale or purchase effected in terms of clause 7.2.4; and

7.2.7 generally to do everything else which may be required by DRD and to sign any document which it considers necessary for the purposes of or to give effect to DRD's rights hereunder.

8.      POWER OF ATTORNEY

        Pursuant to this Agreement, and notwithstanding the provisions of clause 8 above, KBH hereby grants DRD an irrevocable power of attorney, in rem suam, to exercise all the rights of action and powers and rights accruing to DRD as the pledgee of the Pledged Shares and to institute whatsoever legal proceedings DRD may consider necessary to prove its right and title as the pledgee of the Pledged Shares.

9.      CERTIFICATE OF INDEBTEDNESS

        A certificate signed by DRD showing the amount of KBH's indebtedness to DRD or any dividends, moneys, shares or other assets received by KBH in respect of the Pledged Shares or the proceeds of any sale, disposal or realisation of the Pledged Shares or any part thereof, in each case at the date of that certificate, shall be -

9.1 prima facie evidence of amounts and other particulars shown in that certificate; and

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                                     Page 9

9.2 binding on KBH (unless it proves the incorrectness of the certificate) in any proceedings instituted in any competent court for the purposes of obtaining provisional sentence or judgement against it.

10.     NOTICES

10.1 Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it and may be served by sending it by fax, delivering it by hand or sending it by registered mail with acknowledgement of receipt to the address and for the attention of the relevant Party set out in clause 10.2 (or as otherwise duly notified from time to time). Any notice so served by hand, fax or post shall be deemed to have been received:

10.1.1                  in the case of delivery by hand or mail, when delivered;

10.1.2 in the case of fax, 12 (twelve) hours after the time of dispatch;

                provided that, where (in the case of delivery by hand or by fax), such delivery or transmission occurs after 18h00 on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 09h00 on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

10.2 The Parties choose for the purposes of this Agreement the following addresses:

10.2.1                  DRD:            45 Empire Road
                                        Parktown
                                        Johannesburg
                                        South Africa
                                        Attn: The Company Secretary
                                        Fax No: 011 482 1022

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                                     Page 10

10.2.2                  KBH:            ERPM
                                        Main Office
                                        Cnr Main Reef and Pretoria Road
                                        Boksburg
                                        Attn:  Dr P Ncholo
                                        Fax No:  011 917 2542

10.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

10.4 All notices or formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

11.     GENERAL

11.1            COMMUNICATIONS BETWEEN THE PARTIES

                All notices and demands given by or on behalf of either Party to the other shall be in English or accompanied by a certified translation into English.

11.2            REMEDIES

                No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

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                                     Page 11

11.3            SEVERANCE

                If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

11.4            SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

                Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

11.5            COSTS

                Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Agreement.

11.6            ENTIRE AGREEMENT

                This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Agreement or any agreement to cancel or terminate it shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties.

11.7            FURTHER ASSURANCE

                Each Party shall co-operate with the other Party and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry

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                                     Page 12

                out, evidence and confirm the rights and the intended purpose of this Agreement.

11.8            COUNTERPARTS

                This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

11.9            SUCCESSORS BOUND

                This Agreement shall be binding on and shall inure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the Parties.

11.10           GOOD FAITH

                Each of the Parties undertakes with each of the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.


SIGNED at                         on                          2002.

                                        For: DURBAN ROODEPOORT DEEP,
                                             LIMITED


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                                        Signatory:
                                        Capacity:
                                        Authority:

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                                     Page 13

SIGNED at                         on                          2002.

                                        For: KHUMO BATHONG HOLDINGS
                                             (PROPRIETARY) LIMITED


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                                        Signatory:
                                        Capacity:
                                        Authority: